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                                                                    Exhibit 10.1

$ 90,243.74

                                 PROMISSORY NOTE

                                                            Los Angeles,
                                                            California
                                                            May 23, 1997

        For the value received, Orie Rechtman ("maker") promises to pay Wareforce Incorporated (the "Payee"), whose address is 2361 Rosecrans Ave., El Segundo, CA 90245 (or at such other address as may subsequently be designated by the Payee by written notice to the undersigned) the principal sum of $90,243.74 (ninety thousand two hundred forty three dollars and seventy-four cents) together with the interest thereon from the date of December 31, 1996, on the amount of the principal, at the rate of five and eight-three hundredths percent (5.83%), compounded semi-annually, on this Promissory Note. The principal and the interest shall be due at the maturity of this Promissory Note, on December 31, 2001. Unless the Maker and the holder agree to other terms of payment in writing, such amounts shall be due and payable upon December 31, 2001.

        Notwithstanding anything to the contrary contained herein, this Promissory Note, Maker's obligations hereunder and maker's underlying obligations shall be deemed for all purposes to be automatically and immediately discharged, canceled, and terminated if, when and to the extend that (i) all or any portion of the obligations or underlying obligations of Anita Gabriel under that certain $ amount promissory note, of even date herewith and due on December 31, 2001, made by Anita Gabriel with Payee as payee, shall be directly or indirectly discharged, forgiven, canceled, waived, suspended, modified or amended in any manner favorable to Anita Gabriel, or otherwise terminated, other than by reason of the payment of such promissory note by Anita Gabriel to the payee thereof in lawful money of the United States of America, or (ii) such promissory note made by Anita Gabriel is sold assigned, given, pledged, hypothecated or otherwise transferred (or any interest therein is transferred) by Wareforce
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Incorporated directly or indirectly, voluntarily, involuntarily or by operation of law, either at a discount to its principal amount or for any consideration other than lawful money of the United States of America.

        The value received by Maker was a loan to Maker by Payee on December 31, 1996 and was so recorded in the books of Payee. Maker desires to formalize Maker's obligation under such loan by making this Promissory Note.

        Maker waives demand for payment, notice of nonpayment, notice of dishonor, protest, and notice of protest. If Maker fails to make timely the payments required by this Promissory Note, Maker shall pay costs of collection and reasonable attorney's fees. These costs shall be added to the balance of principal and interest then due.

        This promissory Note shall be governed by and construed in accordance with the laws of the State of California. All amounts payable under this Promissory Note are to be paid in lawful money of the United States of America.

                                             /s/Orie Rechtman
                                             --------------------------
                                             Orie Rechtman